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Exhibit 10.6

SECOND AMENDMENT
TO EMPLOYMENT AGREEMENT

        THIS SECOND AMENDMENT is made on February 11, 2002, by and between NETBANK, a federal savings bank (the "Employer"), and MICHAEL R. FITZGERALD (the "Executive").

W I T N E S S E T H:

        WHEREAS, the Employer and the Executive entered into that certain employment agreement dated as of March 20, 2001 (the "Employment Agreement"), which was first amended on December 17, 2001; and

        WHEREAS, the parties wish to further amend the Employment Agreement to include certain provisions required by 12 CFR § 563.39(b)(4) and (5);

        NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as of the Effective Date, except as otherwise provided herein, to amend the Employment Agreement as follows:

        1.    By adding the following new Section 3.5:

          "3.5 Termination in the event of regulatory default.

            (a)  If the Employer is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under the Employment Agreement shall terminate as of the time of default, but this paragraph 3.5(a) shall not affect any vested rights of the Executive.

            (b)  All obligations under the Employment Agreement shall be terminated, except to the extent determined that continuation of the Employment Agreement is necessary for the continued operation of the Employer:

                (i)  by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the association under the authority contained in Section 1.3(c) of the Federal Deposit Insurance Act; or

              (ii)  by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the association or when the association is determined by the Director to be in an unsafe or unsound condition.

    Any rights of the parties that have already vested, however, shall not be affected by such action."

        In all remaining respects, the terms of the Employment Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the day and year first above written.

NETBANK:
By:	/s/ D.R. GRIMES
Print Name:	D.R. Grimes
Title:	Vice Chairman & CEO
EXECUTIVE:
/s/ MICHAEL R. FITZGERALD MICHAEL R. FITZGERALD

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SECOND AMENDMENT TO EMPLOYMENT AGREEMENT